CUC INTERNATIONAL INC. AND SUBSIDIARIES
EXHIBIT 11 - COMPUTATION OF PER SHARE EARNINGS (UNAUDITED)
(In thousands, except per share amounts)

                                                       Three Months
                                                     Ended October 31,
                                                 --------------------------
                                                     1997          1996
                                                 --------------------------

PRIMARY
 Average shares outstanding                        425,316       408,096
 Net effect of dilutive stock
   options and restricted stock -
   based on the treasury stock method
   using average market price                       12,942        13,139
 Assumed conversion of 3% convertible notes         17,959
                                                 ----------    ----------

         Total                                     456,217       421,235
                                                   =======       =======

         Net income (loss)                        $100,904      $(16,408)
         Interest expense on 3% convertible
           notes, net of tax benefit                 2,553

                                                  ---------    ----------

                                                  $103,457      $(16,408)
                                                  ========      ========

        Net income (loss) per common share          $0.227       $(0.039)
                                                     =====        ======

FULLY DILUTED
 Average shares outstanding                        425,316       408,096
 Net effect of dilutive stock options and
   restricted stock - based on the treasury
   stock method using the period - end
   market price, if higher than the average
   market price                                     13,704        13,155
 Assumed conversion of convertible notes            20,458         3,147
                                                  ---------    ----------
        Total                                      459,478       424,398
                                                   =======       =======

        Net income (loss)                         $100,904      $(16,408)
        Interest expense on convertible
          notes, net of tax benefit                  2,785           452
                                                 ---------     ----------
                                                  $103,689      $(15,956)
                                                  ========      ========

        Net income (loss) per common share          $0.226       $(0.038)
                                                    ======       =======


CUC INTERNATIONAL INC. AND SUBSIDIARIES
EXHIBIT 11 - COMPUTATION OF PER SHARE EARNINGS (UNAUDITED)
(In thousands, except per share amounts)

                                                        Nine Months
                                                     Ended October 31,
                                                --------------------------
                                                     1997         1996
                                                --------------------------

PRIMARY
 Average shares outstanding                        423,557       402,722
 Net effect of dilutive stock options
   and restricted stock - based on
   the treasury stock method using
   average market price                             11,848        13,335
 Assumed conversion of 3% convertible notes         16,961
                                                 ---------    ----------

         Total                                     452,366       416,057
                                                   =======       =======

         Net income                               $267,986       $77,442
         Interest expense on 3% convertible
           notes, net of tax benefit                 7,350
                                                 ---------    ----------

                                                  $275,336       $77,442
                                                  ========       =======

         Net income per common share                $0.609        $0.186
                                                    ======        ======

FULLY DILUTED
 Average shares outstanding                        423,557       402,722
 Net effect of dilutive stock options and
   restricted stock - based on the treasury
   stock method using the period - end
   market price, if higher than the
   average market price                             12,137        13,568
 Assumed conversion of convertible notes            19,712         4,680
                                                 ---------    ----------
         Total                                     455,406       420,970
                                                   =======       =======

         Net income                               $267,986       $77,442
         Interest expense on convertible
           notes, net of tax benefit                 8,030         1,443
                                                 ---------    ----------

                                                  $276,016       $78,885
                                                  ========       =======

         Net income per common share                $0.606        $0.187
                                                    ======        ======